Exhibit 10.1

SECOND AMENDMENT TO FINANCING AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO FINANCING AGREEMENT AND WAIVER (this “Amendment”), made and entered into as of February 15, 2012, is by and between OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS:

A.            Borrower and Bank are parties to that certain Financing Agreement dated as of December 22, 2009, as amended by that certain First Amendment dated as of August 19, 2011 (as so amended, the “Financing Agreement”).  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Financing Agreement, unless the context otherwise requires.

B.            Borrower has requested that Bank (i) waive a certain existing Event of Default under the Financing Agreement and (ii) amend certain provisions of the Financing Agreement, and Bank has agreed to grant such waiver and so amend the Financing Agreement upon the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, Borrower and Bank agree as follows:

ARTICLE I - RECITALS INCORPORATED

Borrower and Bank agree that the Recitals set forth herein are true and correct in all material respects and are incorporated herein by reference, and agree to undertake the actions hereinafter set forth.

ARTICLE II - WAIVER

Pursuant to Section 12.1(d) of the Financing Agreement, an Event of Default shall occur if, among other things, Borrower fails to timely file with the Securities and Exchange Commission periodic and current reports that are in material compliance with the requirements of the Exchange Act.  Borrower has informed Bank that Borrower failed to timely file a required amendment to Borrower’s Form 8-K regarding Borrower’s annual meeting of stockholders held on May 4, 2011 (such failure being referred to herein as the “Existing Default”).  Borrower has requested that Bank waive the Existing Default, and subject to the full satisfaction of the conditions precedent set forth in Section 4.1 below, Bank hereby so waives the Existing Default, effective as of September 30, 2011.  Except as expressly provided in the foregoing provisions of this Article II and as expressly provided in Article III below, all provisions of the Financing Agreement remain in full force and effect and the foregoing waiver will not apply to any other or subsequent failure to comply with the Section identified above or any other provision of the Financing Agreement.

ARTICLE III - AMENDMENTS

3.1       Allowed Intercompany Transactions.  Section 1.1 of the Financing Agreement is hereby amended to add a new defined term “Allowed Intercompany Transactions” to read as follows:

“Allowed Intercompany Transactions” means unsecured trade payables and receivables between Borrower and Permitted Subsidiaries for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms.

3.2       Permitted Subsidiaries.  Section 1.1 of the Financing Agreement is hereby amended to add a new defined term “Permitted Subsidiaries” to read as follows:

“Permitted Subsidiaries” has the meaning given in Section 10.16.

3.3       Waiver of Subrogation; Contribution and Indemnification.  The following new Sections 2.13 and 2.14 are hereby added to the Financing Agreement to read as follows:

“Section 2.13         Waiver of Subrogation.  Subject only to the provisions of Section 2.14 below, Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any of the Permitted Subsidiaries, or any other indorser or guarantor of all or any part of the Obligations, or in any collateral, that arise from the existence, payment, performance, or enforcement of the obligations under or in respect of any agreement made by any of the Permitted Subsidiaries in favor of the Bank, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Bank against any of the Permitted Subsidiaries, or any other indorser or guarantor of all or any part of the Obligations, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, until the full payment of all Obligations (other than unasserted contingent indemnification obligations).

Section 2.14           Contribution and Indemnification Among the Loan Parties.  Borrower and each of the Permitted Subsidiaries (each a “Loan Party”, and collectively the “Loan Parties”) are obligated to repay the Obligations as joint and several obligors under this Agreement.  To the extent that any Loan Party (as a joint and several obligor), under this Agreement and/or any other agreement between any Loan Party and Bank, repays any of the Obligations constituting Loans made directly or indirectly to another Loan Party (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment will be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s “Allocable Amount” (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Loan Parties.  As of any date of determination, the “Allocable Amount” of each Loan Party will be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA.  All rights and claims of contribution, indemnification and reimbursement under this Section will be subordinate in right of payment to the prior payment in full of the Obligations.”

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3.4       Affiliates; Subsidiaries.  Section 9.17 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 9.17         Affiliates; Subsidiaries.  All Persons who are Borrower’s Affiliates and/or Subsidiaries are identified in Schedule 9.17.  Except as set forth on Schedule 9.17, no Affiliate or Subsidiary of Borrower (other than Permitted Subsidiaries) (i) sells or leases any goods or real property to Borrower, (ii) sells any services to Borrower, (iii) purchases or leases any goods or real property, or purchases any services from, Borrower, or (iv) is a party to any contract or commitment with Borrower.”

3.5       Indebtedness.  Section 10.10(a) is hereby amended by replacing the “;” immediately following subpart (v) thereof with “; and”, and adding a new subpart (vi) immediately thereafter to read as follows:

“(vi)        Indebtedness in connection with Allowed Intercompany Transactions;”

3.6       Mergers; Acquisitions; Permitted Subsidiaries.  Section 10.16 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.16       Mergers; Acquisitions; Permitted Subsidiaries.  Borrower will not merge or consolidate or be merged or consolidated with or into any other Person, or otherwise reorganize, liquidate or wind-up or dissolve itself; provided, however, that any wholly-owned Subsidiary of Borrower may be merged with or liquidated into Borrower (if Borrower is the surviving company) or any other wholly-owned Subsidiary of Borrower.  Except for Permitted Acquisitions (defined below), Borrower will not (a) purchase or otherwise acquire (i) all or substantially all of the assets of any Person or the assets comprising any line of business or business unit or division or (ii) any partnership, joint venture or limited liability company interest in or with any Person, or (b) purchase the securities of, create, invest in, or form any Person (other than Permitted Subsidiaries (defined below) to the extent expressly permitted herein).

For purposes hereof:

“Permitted Acquisition” means any proposed acquisition by Borrower of any Capital Stock or other equity interests in another business entity, or of any substantial amount of the assets of another business entity; provided, that:

(a)           such business entity must be a domestic corporation, limited liability company or partnership, and following such acquisition Borrower remains in substantially the same line of business as conducted by it as of the Closing Date;

(b)           prior to and after giving effect to such acquisition and the incurrence of any Indebtedness in connection therewith, (i) no Triggering Event will have occurred and be continuing and (ii) the Borrower will be in compliance with all other terms and conditions contained in this Agreement;

(c)           for any acquisition through the purchase of the Capital Stock or other equity interests of a Person whereby such Person is an Affiliate of the Borrower after giving effect to such acquisition, the

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Borrower causes such Person to become a guarantor hereunder by executing and delivering a guaranty, a security agreement and such other documents required by the Bank, each in form and substance acceptable to the Bank;

(d)           all Indebtedness (other than to the Bank) incurred in connection with such proposed acquisition is on terms acceptable to the Bank and is subordinated, in both right of payment and collateral security, to the Loans and other Obligations hereunder on terms acceptable to the Bank in its sole and absolute discretion; and

(e)           any assets acquired in connection with a Permitted Acquisition will not be included within the Borrowing Base unless and until all of the conditions and requirements contained within the definition of Eligible Receivables and Eligible Inventory (as applicable) have been fully satisfied and, if required by the Bank, a collateral audit of such assets satisfactory to the Bank shall have been completed.

“Permitted Subsidiaries” means (a) Overstock.com Services, Inc. and (b) each other wholly-owned (directly or indirectly) Subsidiary of Borrower; provided, that:

(i)            such Subsidiary must be a domestic corporation, limited liability company or partnership, and must be in substantially the same line of business as Borrower;

(ii)           prior to and after the formation of such Subsidiary, (A) no Triggering Event will have occurred and be continuing and (B) the Borrower will be in compliance with all other terms and conditions contained in this Agreement;

(iii)          within 15 days following the formation of such Subsidiary, the Borrower causes such Subsidiary to become a guarantor hereunder by executing and delivering a Guaranty in the form attached hereto as Exhibit E, a Security Agreement in the form attached hereto as Exhibit F, an Officer’s Certificate in the form attached hereto as Exhibit G, and such other documents required by the Bank, each in form and substance acceptable to the Bank;

(iv)          the aggregate amount of Investments by Borrower and Subsidiaries in all Permitted Subsidiaries does not exceed $2,000,000 at any time; and

(v)           no assets owned or held by such Subsidiary will be included within the Borrowing Base.”

3.7       Investments.  Section 10.17 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.17       Investments.  Following the occurrence and during the continuation of a Triggering Event (or if a Triggering Event would be caused thereby), Borrower will not, and will not permit any Subsidiary to, make any Investment in any

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Person (other than in Borrower’s ordinary course of business pursuant to Borrower’s deferred compensation plan), whether payment therefor is made in cash or Capital Stock of Borrower or any Subsidiary, or deposit with a financial institution except Investments held in the Investment Account; provided, however, regardless of whether Triggering Event has occurred or is continuing, it is understood and agreed that the aggregate amount of Investments by Borrower and Subsidiaries in all Permitted Subsidiaries will not exceed $2,000,000 at any time.”

3.8       Distributions; Loans; Fees.  Section 10.18 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.18       Distributions; Loans; Fees.  Borrower will not (a), following the occurrence and during the continuance of a Triggering Event, (i) declare or pay cash or stock distributions (including any return of capital) or dividends upon any of Borrower’s Capital Stock (including any preferred stock now or hereafter issued by Borrower) or (ii) make any distributions of Borrower’s assets; or (b) incur, permit, or make any loans, advances or extensions of credit to any Person (other than trade and customer accounts receivable for Inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), including any of Borrower’s Affiliates, officers, employees, or directors, or pay any consulting, management or directors’ fees to or for the account of any stockholder, director, officer, or other Affiliate of Borrower; except that Borrower may (x) make advances to its officers and employees with respect to expenses incurred by those officers and employees, which expenses (i) are ordinary and necessary business expenses, (ii) are reimbursable by Borrower and (iii) do not exceed, in the aggregate, $500,000 outstanding at any one time, and (y) pay cash fees to its directors which do not exceed $500,000 in the aggregate in any Fiscal Year, and (z) make equity grants to its directors under its equity compensation plans to the extent that such equity grants are consistent with Borrower’s past practice.”

3.9       Affiliate Transactions.  Section 10.22 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.22       Affiliate Transactions.  Borrower will not enter into, or be a party to, any transaction with any of Borrower’s Affiliates, except (i) Allowed Intercompany Transactions and (ii) other transactions (a) in the ordinary course of business pursuant to the reasonable requirements of Borrower’s business and (b) upon terms which are no less favorable to Borrower than Borrower could obtain in a comparable arm’s length transaction with a Person who is not Borrower’s Affiliate; provided, however, Borrower may not (1) extend credit to, or have amounts owing from, its Affiliates (other than in connection with Allowed Intercompany Transactions) or (2) pay in whole or in part any Indebtedness of Borrower to any Affiliate other than (A) trade payables due to Affiliates incurred in accordance with the requirements of this Section 10.22; (B) payments of regular cash and equity compensation and grants relating thereto to officers and directors of Borrower; (C) payments and advances pursuant to Borrower’s governing documents and indemnity or similar contracts or agreements with officers and directors and former officers and directors of Borrower; and (D) reimbursements payable to Haverford Valley, L.C. and its affiliates for reimbursement of travel arrangements incurred by Borrower’s executives on Borrower business.”

3.10     Sale of Assets.  Section 10.24 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

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“Section 10.24       Sale of Assets.  Borrower will not sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise (including by a sale-leaseback transaction), any of its assets, including the Loan Collateral except: (a) the sale of Inventory in the ordinary course of business; provided, however, a sale in the ordinary course of business will not include a transfer in total or partial satisfaction of Indebtedness (i) in excess of $50,000 with respect to Indebtedness owing by any one or more of the Permitted Subsidiaries to Borrower or (ii) in excess of $10,000 with respect to Indebtedness owing by any other Person to Borrower; and (b) the sale of any item of Equipment for cash in an arm’s-length transaction having a fair market value of less than $500,000 provided that in any 12 month period the total amount of Equipment sold by Borrower may not exceed an aggregate fair market value equal to $1,000,000.  Following the occurrence and during the continuance of a Triggering Event, all of the proceeds from any disposition of any Equipment will be delivered to Bank to be applied by Bank to the repayment of the then outstanding Obligations in any order that Bank may elect in its discretion exercised in a commercially reasonable manner.”

3.11     Form of Guaranty.  A new Exhibit E is hereby attached to and made a part of the Financing Agreement in the form of Exhibit E attached hereto.

3.12     Form of Security Agreement.  A new Exhibit F is hereby attached to and made a part of the Financing Agreement in the form of Exhibit F attached hereto.

3.13     Form of Officer’s Certificate.  A new Exhibit G is hereby attached to and made a part of the Financing Agreement in the form of Exhibit G attached hereto.

ARTICLE IV - MISCELLANEOUS

4.1       Effectiveness of Amendment.  This Amendment will become effective as of the date hereof upon delivery to Bank by Borrower of the following, each in form and substance acceptable to Bank (collectively, the “Amendment Documents”):

(a)           This Amendment, duly executed by Borrower;

(b)           A Guaranty, Security Agreement, Officer’s Certificate and such other documents required by the Bank to the extent required for Permitted Subsidiaries, each duly executed by Overstock.com Services, Inc.

(c)           A copy of the resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance by Borrower of this Amendment and the other Amendment Documents, certified as true and accurate by the Secretary of Borrower, along with a certification by such Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of Borrower since true and accurate copies of the same were last delivered and certified to Bank, and that said Certificate of Incorporation and Bylaws remain in full force and effect as of the date of this Amendment; and (ii) identifying each officer of Borrower authorized to execute this Amendment, the other Amendment Documents and any other instrument or agreement executed by Borrower in connection with this Amendment, and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds;

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(d)           Payment by Borrower to Bank of a wholly-earned, non-refundable amendment fee of $5,000; and

(e)           Such other documents or instruments as Bank may reasonably require.

4.2       Representations; No Default.  Borrower hereby represents, on and as of the date hereof, and after giving effect to this Amendment, all of the representations and warranties contained in the Financing Agreement are true, correct, and complete in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.  Borrower further represents and warrants that it has the power and legal right and authority to enter into this Amendment and all of the other Amendment Documents, and that it has duly authorized as appropriate the execution and delivery of this Amendment and all of the other Amendment Documents by proper corporate action, and none of the Amendment Documents nor the agreements contained therein contravene or constitute a Default or Event of Default under the Financing Agreement or a default under any other agreement, instrument, or indenture to which Borrower is a party or a signatory or a provision of Borrower’s Certificate of Incorporation or Bylaws, or, to the best of Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to Borrower or any of its property except, if any, in favor of Bank.  Borrower represents and warrants that (a) no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of the Amendment Documents or the performance of obligations of Borrower therein described; (b) no events have taken place and no circumstances exist at the date hereof which would give Borrower grounds to assert any defense, offset, or counterclaim to any claim relating to the Obligations; (c) there are no known claims, causes of action, allegations, suits, debts, liens, obligations, liabilities, demands, losses, costs, or expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, fixed or contingent, which Borrower may have or claim to have against Bank, which might arise out of or be connected with any act of commission or omission of Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities, or obligations arising with respect to the Obligations, any handling of the Loan Collateral, any past charges or payments in respect of the Obligations or Bank’s administration of the credit facilities provided for in the Financing Agreement; and (d) after giving effect to Article II of this Amendment, no Default or Event of Default has occurred and is continuing under the Financing Agreement.

4.3       Affirmation; Further References.  Bank and Borrower each acknowledge and affirm that the Financing Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Financing Agreement, except as amended by this Amendment, remain unmodified and in full force and effect.  All references to the Financing Agreement in any other document or instrument are hereby amended and refer to the Financing Agreement as amended by this Amendment.  Borrower reaffirms, and represents and warrants to Bank, that the Obligations are and continue to be secured by first priority perfected liens and security interests pursuant to the Security Agreement.

4.4       Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment controls with respect to the specific subjects hereof and thereof.

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4.5       Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be interpreted in such manner as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto will be held to be prohibited, invalid, or unenforceable under the applicable law, such provision will be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, such other Amendment Documents or such other statement, instrument, or transaction in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

4.6       Successors.  This Amendment and the other Amendment Documents are binding upon each of Borrower, and its successors and assigns, and inure to the benefit of Borrower, Bank, and to the successors and assigns of Bank.

4.7       Legal Expenses.  Without limiting any provision of the Financing Agreement or any other Loan Documents, Borrower agrees to reimburse Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of Bank’s legal counsel) incurred in connection with the Financing Agreement, including in connection with the negotiation, preparation, and execution of this Amendment and the other Amendment Documents, and in enforcing the obligations of Borrower under this Amendment and the other Amendment Documents, and to pay and save Bank harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment and the other Amendment Documents, which obligations of Borrower will survive any termination of the Financing Agreement.

4.8       Headings.  The headings of various sections of this Amendment have been inserted for reference only and will not be deemed to be a part of this Amendment.

4.9       Counterparts; Digital Copies.  This Amendment and the other Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, will be deemed an original, provided that all such counterparts will be regarded as one and the same document, and any party to this Amendment and the other Amendment Documents may execute any such agreement by executing a counterpart of such agreement.  Any signature delivered by a party by facsimile or electronic transmission will be deemed to be an original signature hereto.

4.10     Governing Law.  This Amendment and, except as otherwise expressly provided, the other Amendment Documents will be interpreted and construed in accordance with the internal substantive laws of the State of Minnesota, without regard to the choice of law principles of such state.

4.11     No Waiver.  Except as expressly set forth in Article II above, nothing contained in this Amendment, the other Amendment Documents, or in any other agreement or understanding between the parties constitutes a waiver of, or otherwise diminishes or impairs, Bank’s rights or remedies under the Financing Agreement or any of the other Loan Documents, or under applicable law.

4.12     Release of Claims and Waivers.  Borrower, for itself and its successors and assigns, hereby releases, remises, acquits, and forever discharges Bank and Bank’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and

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expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Financing Agreement, the Loans, and the other Loan Documents prior to and including the date of execution hereof (all of the foregoing hereinafter called the “Released Matters”).  Borrower agrees not to commence or join any lawsuit or other legal or equitable action or proceeding in which any Released Party is an adverse party and which involves any of the Released Matters.  Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower represents and warrants to Bank that it has not purported to transfer, assign or, otherwise convey any right, title, or interest of Borrower in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

[Remainder of page left blank;
signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

OVERSTOCK.COM, INC.,
a Delaware corporation

	By:	/s/ Stephen J. Chesnut
Name: Stephen J. Chesnut
Title: Senior Vice President, Finance and Risk Management

BANK:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

	By:	/s/ Ronald Giblin
Name: Ronald Giblin
Title: Vice President

[Signature page to Second Amendment to Financing Agreement and Waiver]

EXHIBIT E

TO FINANCING AGREEMENT

FORM OF GUARANTY

See attached.

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of                               , 20     by                                               , a Utah corporation (the “Guarantor”), to and for the benefit of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

ARTICLE 1.

GUARANTY.

Section 1.1             Guaranty.  For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made , given or granted to OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”) by Bank, including without limitation pursuant to the Financing Agreement dated as of December 22, 2009 between Borrower and Bank (as previously amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) or otherwise (collectively, the “Loans”), Guarantor hereby absolutely and unconditionally guarantees to Bank: (a) the full and prompt payment when due of the principal of, all interest on, and all court costs, legal fees, and other expenses paid or incurred by the Bank in endeavoring to collect, whether through prosecution or otherwise, all or any part of, the Loans, and (b) the full and prompt payment and performance of any and all other Obligations (as defined in the Financing Agreement), whether all or any portion of such Loans and other Obligations are now or hereafter existing, direct or indirect, related or unrelated, joint or several, or absolute or contingent, whether or not for the payment of money, and whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner (all of the indebtedness, liabilities and obligations described in the foregoing clauses (a) and (b) of this Section 1.1 which are outstanding from time to time being hereinafter collectively referred to as the “Guaranteed Obligations”).  Guarantor hereby absolutely and unconditionally guarantees to Bank the full and prompt payment and performance of the Guaranteed Obligations when the Guaranteed Obligations are due under the terms of the Financing Agreement or the other Loan Documents (as defined in the Financing Agreement), including, without limitation, on the occurrence of an Event of Default (as defined in the Financing Agreement), by reason of the maturity or acceleration of any of the Guaranteed Obligations, on the occurrence and continuance of a default under the terms of this Guaranty, or otherwise, and at any times after the date when due.  Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that Guarantor remains bound upon its guarantee notwithstanding any such extension or renewal.

Section 1.2             Continuing Guaranty.  This is a continuing guaranty of payment and not of collection and will remain in full force and effect until the full payment of all Obligations (other than unasserted contingent indemnification obligations).  Guarantor is obliged to pay any and all debts of the Borrower, including those debts secured by collateral and any unsecured debts, as stated in the Financing Agreement.  Guarantor consents to any and all release of such collateral as deemed appropriate by the Bank, and the release thereof will not in an way release, reduce or otherwise affect Guarantor’s liability under this Guaranty.  Guarantor will not be entitled to any credit against its obligations under this Guaranty by reason of any amounts (a) recovered by Bank by reason of the enforcement by Bank after an Event of Default of any of its remedies under the Loan Documents or (b) paid by any other Person to Bank under this Guaranty.

Section 1.3             Capitalized Terms.  Capitalized terms used, but not defined, in this Guaranty, have the meanings attributed to them in the Financing Agreement.

ARTICLE 2.

NATURE OF THE GUARANTY.

Section 2.1             Absolute Obligations.  The obligations of Guarantor under this Guaranty are absolute, unconditional, and will be continuing and remain in full force and effect subject to Sections 2.2 and 2.8 below.  Guarantor’s obligations under this Guaranty will not be released, discharged, affected, modified or impaired by any event, including, without limitation, any of the following events:

(a)           the compromise, settlement, release, discharge or termination of any or all of the obligations of Borrower to Bank by operation of law or otherwise, except as may result from the full and prompt performance and payment of the Guaranteed Obligations;

(b)           the extension of the time for payment of any obligation under the Financing Agreement or any of the other Loan Documents, or the waiver, modification or amendment (whether material or otherwise) of any obligation under the Financing Agreement or any of the other Loan Documents or the acceptance of partial payments of the Guaranteed Obligations;

(c)           the taking or failure to take any action under the Financing Agreement, any of the other Loan Documents or this Guaranty;

(d)           the invalidity or unenforceability of any provision of the Financing Agreement, any of the other Loan Documents, or this Guaranty or any other defense Borrower may assert to the payment or performance of the Obligations other than payment and satisfaction in full of all of the Guaranteed Obligations;

(e)           any (i) failure by Bank to take any steps to perfect, maintain, or enforce its Liens on the Collateral, (ii) subordination of any of the Guaranteed Obligations and any security therefor to any other Indebtedness of Borrower to any Person, or (iii) loss, release, substitution of, or other dealings with, any collateral or other security given to Bank with respect to the Guaranteed Obligations;

(f)            the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, Guarantor or any other guarantor of any or all of the Obligations;

(g)           any allegation of invalidity or contest of the validity of this Guaranty in any of the proceedings described in Section 2.1(f);

(h)           any act, election or remedy, or other election, occurrence or circumstance of any nature, whether or not under Bank’s control, that may affect or impair any subrogation right of Guarantor or the effectiveness or value thereof;

(i)            the default or failure of Guarantor to perform fully any of its obligations set forth in this Guaranty;

(j)            Bank’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), of the application of Section 1111 (b)(2) of the Bankruptcy Code;

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(k)           any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(l)            the disallowance of all or any portion of Bank’s claim(s) for repayment of the Guaranteed Obligations under Section 502 of the Bankruptcy Code; or

(m)          any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than payment and satisfaction in full of all of the Guaranteed Obligations.

Section 2.2             Revival of Guaranty.  If, at any time, any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Bank is in possession of this Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by Guarantor forthwith on demand by Bank.  Except as provided in the preceding sentences, Guarantor’s obligations under this Guaranty will terminate when the Guaranteed Obligations have been fully paid, performed and satisfied.

Section 2.3             Waivers By Guarantor.  Guarantor hereby covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in this Guaranty.  Guarantor waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of, and reliance on, this Guaranty.  Guarantor further waives all defenses  available to a surety, guarantor, or accommodation co-obligor other than the full payment of Obligations, including (a) notices of the existence, creation or incurring of new or additional Indebtedness arising either from additional loans extended to Borrower or otherwise, (b) notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of the other Guaranteed Obligations is due, (c) notices of any and all proceedings to collect from Borrower, any indorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, (d), to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Bank to secure payment of all or any part of the Guaranteed Obligations, and (e) defenses based on suretyship, including impairment of collateral and  alteration of underlying debt.

Section 2.4             Application of Proceeds by Bank.  Bank will have the exclusive right to determine, in its sole discretion, the order and method of the application of payments from and credits to, if any, from Guarantor, Borrower or from any other Person on account of the Guaranteed Obligations or of any other liability of Guarantor to Bank.

Section 2.5             Responsibility of Guarantor.  Guarantor hereby assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and any and all indorsers and other guarantors of any instrument or document evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing on the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that Guarantor assumes and incurs under this Guaranty.  Bank will have no duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances.

Section 2.6             Guaranty Supplements.  Upon the execution and delivery by any Person of a guaranty supplement in substantially the same form of this Guaranty, (a) such person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this

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Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” or an “Obligor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty,” “thereunder,” thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 2.7             Assignments.  This Guaranty will be binding upon Guarantor, its successors and assigns and inure to the benefit and be enforceable by the Bank and its successors, transferees, and assigns.  The Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise prescribed in the Financing Agreement.  Guarantor shall not have the right to assign its rights hereunder or any interest herein without prior written consent of the Bank.

Section 2.8             Duration of Guaranty.  This is a continuing Guaranty and shall not be revoked by death, dissolution, merger, bankruptcy, incompetency or insolvency of the Guarantor.  This Guaranty shall remain in full force and effect with respect to the Guarantor until five days after the Bank receives written notice from the Guarantor revoking this Guaranty as to the Guarantor.  In the event that this Guaranty is revoked by the Guarantor, said revocation shall have no effect on the continuing liability of the Guarantor to guarantee unconditionally the prompt payment of all Guaranteed Obligations which are contracted or incurred prior to the fifth day after receipt of the notice, including such prior Guaranteed Obligations which are subsequently renewed, modified or extended after the revocation becomes effective, as well as all extensions of credit made after revocation pursuant to commitments made prior to such revocation.  Revocation of this Guaranty by any Guarantor shall not relieve any other Guarantor of any liability.  Except as provided in Section 2.2, Guarantor’s obligations under this Guaranty for the Guaranteed Obligations will terminate upon the payment and performance in full of the Guaranteed Obligations.

Section 2.9             Setoff.  As additional security for the payment of all of the Guaranteed Obligations and all obligations of the Guarantor hereunder (collectively, the “Guaranty Obligations”), the Guarantor grants to the Bank a security interest in, a lien on, and an express contractual right to set off against, all deposit accounts and all deposit account balances, cash and any other property of the Guarantor now or hereafter maintained with, or in the possession of, the Bank (or any affiliate of the Bank) and the right to refuse to allow withdrawals from any such account or of any such property (collectively, “Setoff”).  The Bank may, at any time upon the occurrence of default hereunder or an Event of Default under the Financing Agreement (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Guarantor and the Bank) Setoff against the Guaranty Obligations whether or not the Guaranty Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Guarantor, such notice and demand being expressly waived.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES.

To induce Bank to extend the Guaranteed Obligations, and for other good and valuable consideration, Guarantor hereby represents and warrants to Bank that: (a) this Guaranty is the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, (b) the execution, delivery, and performance of this Guaranty does not and will not, by the lapse of time, by the giving of notice, or the satisfaction of any other condition: (i) violate, or constitute a default under, any rule or provision of Guarantor’s Certificate of Incorporation, Bylaws, any resolution of its directors, or any committee thereof,

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or any agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its properties is or may be bound, (ii) violate, or constitute a default under, any law, requirement, rule, regulation, ordinance or restriction of any governmental authority applicable to Guarantor or by which its properties are bound or affected, (iii) result in the creation or imposition of any Lien on any of the properties of Guarantor, or (iv) require any consent or approval of any Person; (c) there is no action or proceeding pending before any court or Governmental Authority which materially, adversely affects the condition (financial or otherwise) of Guarantor or any of its properties; and (d) Guarantor has not guaranteed any Indebtedness of Borrower other than the Guaranteed Obligations.

ARTICLE 4.

COVENANTS.

From the date of the execution of this Guaranty until all Guaranteed Obligations have been fully paid, performed and satisfied:

Section 4.1             Financial Statements.  For so long as this Guaranty remains in effect, upon Bank’s request, Guarantor will furnish Bank with Guarantor’s financial statements (on a form acceptable to Bank) and tax returns (including applicable schedules) for the immediately preceding calendar year, certified by Guarantor to be accurate and complete and acknowledged.  Such financial statements will be in detail satisfactory to Bank and will be prepared on a basis consistent with any preceding financial statements furnished to Bank, or consistent with GAAP.

Section 4.2             No Disposition of Assets; Indebtedness.  Guarantor will not (a) sell, transfer or otherwise dispose of all or any portion of its properties either (i) in violation of any applicable law, or (ii) if such sale, transfer or disposition would have a material adverse affect on Guarantor’s financial condition or on its ability to perform its obligations under this Guaranty; or (b) incur, create or become obligated for any Indebtedness which has a material adverse affect on Guarantor’s financial condition or on its ability to perform its obligations under this Guaranty; or (c) guarantee any Indebtedness or obligations of Borrower other than the Guaranteed Obligations.

Section 4.3             Payments.  Guarantor will pay all of the reasonable costs, expenses and fees, including, without limitation, all reasonable attorneys’ fees, incurred by Bank in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor, whether the same is enforced by suit or otherwise, and all amounts recoverable by law, including, without limitation, interest on any unpaid amounts due under this Guaranty.

Section 4.4             Incorporation of Governing Terms.  The Guarantor acknowledges and agrees that it shall be subject to, and bound by, all covenants, agreements, representations and warranties applicable to it set forth in the Financing Agreement as fully and completely as the Borrower.  Without limiting the generality of the foregoing, Guarantor specifically agrees and covenants that it (a) will comply at all times with all requirements so as to remain one of the “Permitted Subsidiaries” under the Financing Agreement and (b) expressly agrees that it shall be subject to, and bound by, Section 2.14 (Contribution and Indemnification Among the Loan Parties) of the Financing Agreement.

ARTICLE 5.

DEFAULT; SUBORDINATION.

Section 5.1             Payment of Guaranteed Obligations.  At any time after all or any portion of the Guaranteed Obligations are due and payable, whether on maturity, after the acceleration of any of the

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Guaranteed Obligations, on the occurrence of an Event of Default, on the occurrence of any default under this Guaranty, or otherwise: (a) Bank will have the right: (i) to proceed directly against Guarantor under this Guaranty without first exhausting any other remedy it may have and without resorting to any security or guaranty held by Bank, and (ii) to compromise, settle, release, discharge or terminate any of the obligations of any other guarantor(s) of the Guaranteed Obligations as Bank, in its discretion, determines without thereby in any way affecting, limiting or diminishing its rights thereafter to enforce the obligations of Guarantor under this Guaranty; (b) Guarantor will, on the demand of Bank, immediately deposit with Bank in U.S. dollars the total amount of the Guaranteed Obligations; (c) Bank will have the right to sell, collect, or otherwise dispose of and to apply the proceeds of any collateral or other security given to Bank with respect to the Guaranteed Obligations in satisfaction of the Guaranteed Obligations; and (d) Bank will have the right to exercise all of Bank’s other powers, rights and remedies under this Guaranty, the Loan Documents and under applicable law.  Bank will not have any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.

Section 5.2             Subordination.  Guarantor hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against Borrower, or any other indorser or guarantor of all or any part of the Guaranteed Obligations, howsoever arising, to the full payment of all Obligations.

Section 5.3             Subrogation.  Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Borrower, or any other indorser or guarantor, or in any collateral, that arise from the existence, payment, performance, or enforcement of the Guaranteed Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Bank against Borrower, or any other indorser or guarantor of all or any part of the Guaranteed Obligations, whether or not such claim, remedy, or right arises in equity or under contract, statute or common law, until the full payment of all Obligations (other than unasserted contingent indemnification obligations).

ARTICLE 6.

GENERAL.

Section 6.1             Cumulative Remedies.  The remedies provided in this Guaranty and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.  Exercise of one or more remedy(ies) by Bank does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.  If there is any conflict, ambiguity, or inconsistency, in Bank’s judgment, between the terms of this Guaranty and any of the Loan Documents, then the applicable terms and provisions, in Bank’s judgment, providing Bank with the greater rights, remedies, powers, privileges, or benefits will control.

Section 6.2             Waivers and Amendments in Writing.  Failure by Bank to exercise any right, remedy or option under this Guaranty or in any Loan Documents or delay by Bank in exercising the same shall not operate as a waiver by Bank of its right to exercise any such right, remedy or option.  No waiver by Bank shall be effective unless it is in writing and then only to the extent specifically stated.  This Guaranty cannot be amended, modified, changed or terminated orally.

Section 6.3             Entire Agreement; Counterparts; Digital Signatures.  This Guaranty constitutes the entire agreement between the parties with respect to the subject matter of this Guaranty, and supersedes all prior written and oral agreements and understandings.  Any request from time to time by the Guarantor for Bank’s consent under any provision in this Guaranty must be in writing, and any consent to be

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provided by Bank under this Guaranty from time to time must be in writing in order to be binding on Bank; provided, however, Bank will have no obligation to provide any consent requested by Guarantor, and Bank may, for any reason in its discretion exercised in good faith, elect to withhold the requested consent.  Two or more duplicate originals of this Guaranty may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  Any documents delivered by, or on behalf of, Guarantor by fax or other digital transmission (a) may be relied on by Bank as if the document were a manually signed original, and (b) will be binding on Guarantor for all purposes of the Loan Documents.

Section 6.4             Headings; Construction.  Section headings in this Guaranty are included for convenience of reference only and shall not relate to the interpretation or construction of this Guaranty.  Any and all references in this Guaranty to any other document or documents will be references to that other document or documents as they may, from time to time, be modified, amended, renewed, consolidated, extended or replaced.

Section 6.5             Separate Instrument.  This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of Guarantor under this Guaranty will, under any circumstance or in any legal proceeding, be deemed to have merged into any other agreement or obligation of Guarantor.

Section 6.6             Severability.  If any term of this Guaranty is found invalid under Minnesota law or laws of mandatory application by a court of competent jurisdiction, that invalid term will be considered excluded from this Guaranty and will not invalidate the remaining terms of this Guaranty.

Section 6.7             CHOICE OF LAW.  THIS GUARANTY HAS BEEN DELIVERED AT AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA.  THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO MINNESOTA CONFLICTS OF LAW PRINCIPLES).

Section 6.8             CHOICE OF FORUM.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ACCEPT THIS GUARANTY AND TO EXTEND CREDIT TO BORROWER, GUARANTOR AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY, ITS VALIDITY OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF BANK, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE GUARANTEED OBLIGATIONS AND THE EXERCISE OF ALL OF BANK’S RIGHTS AGAINST GUARANTOR WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF GUARANTOR, INCLUDING ANY DISPOSITIONS OF ANY OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT MINNEAPOLIS, MINNESOTA.  BANK AND GUARANTOR EACH CONSENT TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THEIR PERSON BY ANY COURT SITUATED AT MINNEAPOLIS, MINNESOTA HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO GUARANTOR AND BANK AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF MINNESOTA.  GUARANTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS GUARANTY, AND CONSENTS TO THE

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GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Section 6.9             Successors and Assigns.  This Guaranty will inure to the benefit of Bank, its successors and assigns and be binding on the heirs, executors, legal representatives, successors and assigns of Guarantor.

Section 6.10           Notices.  Any notice required, permitted or contemplated hereunder shall be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given (a) three days following deposit in the U.S. certified mails (return receipt requested), with proper postage prepaid, or (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement satisfactory with such carrier made for the payment thereof, or (c) upon receipt of notice given by telecopy (fax), mailgram, telegram, telex or personal delivery:

To Guarantor:	[ ]
6350 South 3000 East
Salt Lake City, UT 84121
Attention: [ ]
Telecopy No.: [ ]

with a copy to:	Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, UT 84121
Attention: General Counsel
Telecopy No.: (801) 947-3114

To Bank:	U.S. Bank National Association
Asset Based Finance
Mail Code EP-MN-H04B
800 Nicollet Mall
Minneapolis, MN 55402-7020
Attention: Ron Giblin
Telecopy No.: (612) 303-3514

Section 6.11           Separate Action.  Each default in payment of any amount due under this Guaranty will, at Bank’s sole option, give rise to a separate cause of action under this Guaranty, and separate suits, at Bank’s sole option, may be brought under this Guaranty as each cause of action arises.

Section 6.12           Survival and Continuation of Representations and Warranties.  All of Guarantor’s representations and warranties contained in this Guaranty shall (a) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, (b) be deemed to be made as of each and every day of the term of this Guaranty, and (c) remain true until the Guaranteed Obligations are fully performed, paid and satisfied, subject to such changes as may not be prohibited hereby, do not constitute defaults hereunder, and have been consented to by Bank in writing.

Section 6.13           Equitable Relief.  Guarantor recognizes that, in the event that Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy at law may prove to be inadequate relief to Bank; therefore, Guarantor agrees that Bank, if Bank so requests,

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shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6.14           Recourse to Directors or Officers.  The obligations of Bank under this Guaranty are solely the corporate obligations of Bank.  No recourse shall be had for any obligation or claim arising out of or based upon this Guaranty against any stockholder, employee, officer, or director of Bank.

Section 6.15           WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS GUARANTY AND EXTEND CREDIT TO BORROWER, GUARANTOR AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS GUARANTY.

[Remainder of page left blank;

signature page follows]

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IN WITNESS WHEREOF, Guarantor has made and executed this Guaranty as of the date first above written.

,
a Utah corporation

By:
Name:
Title:

Accepted as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:
Name: Ronald Giblin
Title: Vice President

[Signature page to Guaranty]

EXHIBIT F

TO FINANCING AGREEMENT

FORM OF SECURITY AGREEMENT

See attached.

[Form for Guarantor]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of                               , 20     is between                                 , a Utah corporation (“Debtor”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

RECITALS:

A.            Bank has made or may make loans, advances or otherwise extend credit (whether by issuing letters of credit, creating bankers’ acceptances or otherwise) to OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”) pursuant to that certain Financing Agreement dated as of December 22, 2009 between Borrower and Bank (as previously amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), and the Borrower has requested, or may concurrently or hereafter request, other loans, advances or extensions of credit (whether or not under the Financing Agreement) from Bank; and

B.            Concurrently herewith, Debtor is executing a Guaranty in favor of Bank (the “Guaranty”) pursuant to which Debtor guarantees the full payment and prompt performance of the Obligations (as defined in the Financing Agreement).

C.            Debtor is a Subsidiary of Borrower and has agreed to comply with the requirements of the Financing Agreement so as to remain one of the “Permitted Subsidiaries” thereunder.

D.            Debtor has and will benefit by the various financial accommodations granted by Bank to Borrower, and Bank requires Debtor to execute this Agreement as a condition to formation of Debtor (which formation would otherwise be prohibited under the Financing Agreement) and the continued extension of credit to Borrower.

NOW, THEREFORE, for and in consideration of loans, advances or other extensions of credit under the Financing Agreement and any other loan, advance or extension of credit made or to be made to the Borrower by the Bank, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS.

Section 1.1             Financing Agreement.  Any capitalized term used but not defined herein shall have the meaning ascribed thereto in the Financing Agreement.

Section 1.2             Defined Terms.  In addition to the other terms defined in this Agreement, whenever the following capitalized terms (whether or not underscored) are used, they shall be defined as follows:

“Code” means the Uniform Commercial Code, as enacted in the State of Minnesota, Minn. Stats. Chapter 336.1-101, et seq., as amended from time to time.

“Collateral” means all of Debtor’s rights, titles and interests in and to all of Debtor’s personal property, tangible and intangible, excluding the Ineligible Property but specifically including:

(i)            all of Debtor’s accounts, chattel paper, deposit accounts, documents, equipment, fixtures, instruments, inventory, investment property, general intangibles, goods, and letter-of-credit rights;

(ii)           all of Debtor’s rights, titles and interests in and to the commercial tort claims listed, or required to be listed, in Schedule 5.7 to this Agreement;

(iii)          all of Debtor’s rights, titles and interests in and to the Intellectual Property Collateral;

(iv)          without limiting the description of the property or any rights or interests in the property described above in this definition of Collateral, all of Debtor’s rights, titles and interests in and to (a) all of Debtor’s money, cash, and other funds; (b) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of Debtor’s equipment, fixtures and other goods; (c) all of Debtor’s agreements, as-extracted collateral, tangible chattel paper, electronic chattel paper, health-care-insurance receivables, leases, lease contracts, lease agreements, payment intangibles, proceeds of letters of credit, promissory notes, records, and software; and (d) all of Debtor’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, pension plan reversions, patents, patent applications, service marks, service mark applications, trademarks, trademark applications, trade names, domain names, trade secrets, goodwill, copyrights, copyright applications, and licenses;

(v)           all supporting obligations;

(vi)          all of the products and proceeds of all of the foregoing described property and interests in property, including cash proceeds and noncash proceeds, and including proceeds of any insurance, whether in the form of original collateral or any of the property or rights or interests in property described above in this definition of Collateral; and

(vii)         all of the foregoing, whether now owned or existing or hereafter acquired or arising, or in which Debtor now has or hereafter acquires any rights, titles or interests.

“Copyrights” shall mean, collectively, all copyrights owned by or assigned to and all copyright registrations and applications made by Debtor (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the copyrights, registrations and applications listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Debtor’s use of any copyrights, (b) reissues, renewals, continuations and extensions thereof, (c) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world and (e) rights to sue for past, present and future infringements thereof.

“Goodwill” shall mean, collectively, the entire goodwill connected with Debtor’s business and, in any event shall include, without limitation, (a) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which Debtor has any interest, (b) all know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures, formulae, descriptions, name plates, catalogs, confidential information, consulting agreements, engineering contracts and such other assets which relate to such goodwill, and (c) all product lines of Debtor’s business.

“Ineligible Property” shall mean any of the following property or assets of the Debtor:

(i)            any property or assets to the extent that the Debtor is prohibited from granting a security interest in any such property or assets by reason of (x) an existing and enforceable negative pledge provision to the extent such provision does not violate the terms of any Loan Document or (y) Laws and regulations to which Debtor is subject, except (in the case of either of the foregoing clauses (x) and (y)) to the extent such prohibition is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or by any other applicable law or principles of equity; provided, however, that the exclusions set forth in this clause (i) shall not apply if such prohibition has been waived or if the applicable Person party to such agreements (or the applicable Governmental Authority or regulatory authority, as applicable) has otherwise consented to the creation hereunder of a security interest in the subject property or assets;

(ii)           permits and licenses to the extent the grant of security interest therein is prohibited by Laws and regulations or by their express terms, except to the extent such prohibition is ineffective under Section 9-408 of the UCC or by any other applicable law or principles of equity; provided, however, that the exclusions set forth in this clause (ii) shall not apply if such prohibition has been waived or if the  applicable Person party to such permits or licenses (or the applicable Governmental Authority or regulatory authority, as applicable) has otherwise consented to the creation hereunder of a security interest in the subject property or assets;

(iii)          deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees to the extent not required to be pledged pursuant to the terms of any Loan Document; and

(iv)          the Prime Broker Litigation.

Notwithstanding the foregoing, with respect to clauses (i) and (ii) above, immediately upon the ineffectiveness, lapse or termination of the provisions of such agreements, Laws or regulations which prohibit the grant by the Debtor of a security interest in the subject property or assets, the Debtor shall be deemed to have granted a security interest in all of its rights, titles and interests in and to, such property or assets.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (whether or not such orders, requests, licenses, authorizations, permits or agreements have the force of law).

“Licenses” shall mean, collectively, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark or Copyright, whether Debtor is a licensor or licensee, distributor or distributee under any such license or distribution agreement including, without limitation, the license and distribution agreements listed in Schedule 5.9 hereto, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b)

income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present and future infringements or violations thereof, and (d) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

“Patents” shall mean, collectively, all patents issued or assigned to and all patent applications and registrations made by Debtor (whether established or registered or recorded in the United States or any other country) including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Debtor’s use of any patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world, and (f) rights to sue for past, present and future infringements thereof.

“Prime Broker Litigation” means the lawsuit filed by Borrower, et al. against Morgan Stanley & Co., Incorporated, et al. in the Superior Court of California, County of San Francisco, as case number CGC-07-460147.

“Trademarks” shall mean, collectively, all trademarks (including service marks), logos, federal and state trademark registrations and applications made by Debtor, common law trademarks and trade names owned by or assigned to Debtor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed in Schedule 5.9 hereto, together with any and all (a) rights and privileges arising under applicable law with respect to Debtor’s use of any trademarks, (b) reissues, continuations, extensions and renewals thereof, (c) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world, and (e) rights to sue for past, present and future infringements thereof.

“Work” shall mean any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.3             Other Definitional Provisions Construction.  Unless otherwise specified:

(a)           As used in this Agreement, accounting terms relating to Debtor not defined in this Agreement have the respective meanings given to them in accordance with GAAP.

(b)           The definition of any document, instrument or agreement includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.  All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

(c)           “Hereunder,” “herein,” “hereto,” “this Agreement” and words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by Debtor is to be taken promptly, unless the context clearly indicates the contrary.

(d)           All of the uncapitalized terms contained in this Agreement which are now or hereafter defined under the Code will, unless the context indicates otherwise, have the meanings provided for now or hereafter in the Code.

ARTICLE 2.

GRANT OF SECURITY INTEREST; SET-OFF AND RELATED MATTERS.

Section 2.1             Security Interest.  As security for the full, prompt and complete payment and performance (a) by Borrower of the Obligations (as defined in the Financing Agreement) and (b) by Debtor of its obligations under the Guaranty, Debtor hereby grants to, and creates in favor of, Bank a continuing security interest in all of the Collateral.

Section 2.2             Set-Off.  All cash, moneys, investment property and other properties of Debtor and the proceeds thereof now or hereafter held or received by Bank from or for the account of Debtor, including any and all deposits (general or special), account balances and credits of Debtor with Bank or any Affiliate of Bank at any time existing, (a) are part of the Collateral, (b) will be held as security for the Obligations, and (c) may be set-off and applied against any or all Obligations at any time following the occurrence and during the continuance of an Event of Default, and Bank has the right at any time during the continuance of an Event of Default to refuse to allow withdrawals from any account of Debtor.  Debtor authorizes Bank’s Affiliates to pay or to deliver to Bank any deposits or all supporting obligations, or other sums credited by Bank’s Affiliates, or due from Bank’s Affiliates to Debtor, for application against any or all Obligations, at any time following the occurrence and during the continuance of any Event of Default, all without further notice to Debtor or any other Person (such notice being expressly waived) and without any necessity on Bank’s part to resort to other security or sources of reimbursement for the Obligations; provided, however, that nothing in this Section 2.2 will impair or affect Bank’s rights under Sections 3.6 and 7.4 of the Financing Agreement, or under Section 2.9 of the Guaranty.  The rights given to Bank hereunder are cumulative with Bank’s other rights and remedies, including other rights of setoff.  Bank will promptly notify Debtor of Bank’s receipt of such funds for application against the Obligations, but Bank’s failure to do so will not affect the validity or enforceability thereof.  Bank may give notice of the above grant of a security interest in, and assignment of, such deposits and other sums to any Affiliate of Bank.  Bank has authorization to, and may make any suitable arrangements with, any Affiliate of Bank for effectuation thereof.

ARTICLE 3.

PERFECTION OF BANK’S SECURITY INTEREST; DUTY OF CARE.

Section 3.1             Required Debtor Actions.  Until the termination of this Agreement, Debtor shall perform any and all steps and take all actions reasonably requested by Bank from time to time to perfect, maintain, protect, and enforce Bank’s security interest in the Collateral, including (a) executing and delivering all appropriate documents and instruments as Bank may reasonably determine are necessary or desirable to perfect, preserve, or enforce Bank’s interest in the Collateral, including financing statements, all in form and substance satisfactory to Bank, (b) delivering to Bank any negotiable warehouse receipts or other negotiable documents of title covering that portion of the Collateral which, with Bank’s consent, may be located in warehouses and in respect of which warehouse receipts are issued, (c) upon the occurrence and during the continuance of any Event of Default, transferring inventory to warehouses approved by Bank, and (d) taking such other steps and actions as deemed reasonably necessary or desirable by Bank to perfect and enforce Bank’s security interest in, and Lien on, and other rights and interests in, the Collateral.

Section 3.2             Financing Statements; Notices.  Debtor hereby (a) irrevocably authorizes Bank at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that indicate the Collateral (i) as all assets of Debtor, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, or (ii) as being of an equal or lesser scope or with greater detail, and (b) agrees to provide any other information required by Part 5 of Article 9 of the UCC or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor.  Debtor agrees to furnish any such information to Bank promptly upon request.  Debtor hereby irrevocably authorizes Bank at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and Bank as secured party.  At Bank’s request, Debtor will execute notices appropriate under any applicable requirements of law that Bank reasonably deems desirable to evidence, perfect, or protect its security interest in and other Liens on the Collateral in such form(s) as are reasonably satisfactory to Bank.  Debtor will pay the cost of filing all financing statements and other notices in all public offices where filing is reasonably deemed by Bank to be necessary or desirable to perfect, protect or enforce the security interest and Lien granted to Bank hereunder.  A carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Bank is hereby authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and Lien granted to Bank in the Collateral.

Section 3.3             Bailees; Consignees; Warehousemen.  If any Collateral is in the possession or control of any warehouseman or any of Debtor’s consignees, agents, processors, customers or other bailees, in each case of a value in excess of $100,000, Debtor shall notify such warehousemen, consignee, agents, processors, customers or other bailees of Bank’s security interest and Lien therein, and upon Bank’s request, Debtor will obtain a bailee letter agreement and financing statements acceptable to Bank from such warehousemen, consignees, agents, processors, customers or other bailees, pursuant to which each such warehousemen, consignee, agent, processor, customer or other bailee acknowledges in an authenticated record that such Person is holding the Collateral for Bank’s benefit, subject to Permitted Liens, and such documentation from any secured creditor or lessor of such Person as Bank may request.

Section 3.4             Impositions; Protection of Bank’s Interests.  To protect, perfect, or enforce, from time to time, Bank’s rights or interests in the Collateral, Bank may, in its reasonable discretion (but without any obligation to do so), (a) pay any insurance to the extent Debtor has failed to timely pay the same, (b) maintain guards where any Collateral is located if an Event of Default has occurred and is continuing, and (c) obtain any record from any service bureau and pay such service bureau the cost thereof.  All costs and expenses incurred by Bank in exercising its reasonable discretion under this Section 3.4 will be part of the Obligations, payable on Bank’s demand and secured by the Collateral.

Section 3.5             Bank’s Duty of Care.  Bank shall have no duty of care with respect to the Collateral except that Bank shall exercise reasonable care with respect to the Collateral in Bank’s custody and the accounting for money constituting Collateral proceeds actually received by it hereunder.  Bank shall be deemed to have exercised reasonable care if (a) such property is accorded treatment substantially equal to that which Bank accords its own property, or (b) Bank takes such action with respect to the Collateral as Debtor shall reasonably request in writing.  Bank will not be deemed to have, and nothing in this Section 3.5 may be construed to deem that Bank has, failed to exercise reasonable care in the custody or preservation of Collateral in its possession merely because either (x) Bank failed to comply with any request of Debtor or (y) Bank failed to take steps to preserve rights against any Persons in such property.  Debtor agrees that Bank has no obligation to take steps to preserve rights against any prior parties.

Section 3.6             Verification.  At any time and from time to time, Bank may periodically communicate with Debtor’s account debtors, customers and other obligors to verify with them, to Bank’s satisfaction, the existence, amount and terms of any sums owed by such account debtors, customers or other obligors to Debtor and the nature of any such account debtor’s, customer’s or other obligor’s relationship with Debtor.

Section 3.7             Equipment.  Debtor will, on Bank’s request, deliver to Bank any and all evidences of ownership of the equipment, including any certificates of title and applications for title pertaining to Debtor’s motor vehicles, so that Bank may cause its security interest and Lien to be noted on such certificates of title.  Notwithstanding the foregoing, Debtor shall have no obligation to make any delivery of such evidence (a) with respect to any equipment having a value of less than $100,000 individually or $500,000 in the aggregate or (b) to the extent such delivery would otherwise be inconsistent with Permitted Liens.

Section 3.8             Control Agreement.  Subject to Permitted Liens, with respect to any of the Collateral for which control of such Collateral is a method of perfection under the Uniform Commercial Code with a value in excess of $100,000 individually or $250,000 in the aggregate, including all of Debtor’s rights, titles and interests in deposit accounts, investment property, electronic chattel paper and letter-of-credit rights, and without limiting the obligations of Debtor under the provisions of Sections 3.9, 3.10, and 3.11, Debtor will, on Bank’s request, cause to be executed by each Person that Bank reasonably determines is appropriate, a control agreement in a form reasonably acceptable to Bank.

Section 3.9             Promissory Notes and Tangible Chattel Paper.  Subject to Permitted Liens, if Debtor shall at any time hold or acquire any promissory note or tangible chattel paper with a value in excess of $100,000 individually or $250,000 in the aggregate, if requested by Bank, Debtor shall promptly indorse, assign and deliver the same to Bank, accompanied by such instruments of transfer or assignment duly executed in blank as Bank may from time to time specify.

Section 3.10           Electronic Chattel Paper and Transferable Records.  Subject to Permitted Liens, if Debtor at any time holds or acquires an interest in any material electronic chattel paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) with a value in excess of $100,000 individually or $250,000 in the aggregate, Debtor shall promptly notify Bank thereof and, at the request and option of Bank, shall take such action as Bank may reasonably request to vest in Bank control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Section 3.11           Letter-of-Credit Rights.  Subject to Permitted Liens, if Debtor is at any time a beneficiary under a letter of credit with a value in excess of $100,000 individually or $250,000 in the aggregate now or hereafter, Debtor shall promptly notify Bank thereof and, at the request and option of Bank, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Bank, either, at the option of Bank, (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Bank of the proceeds of the letter of credit or (ii) arrange for Bank to become the beneficiary of the letter of credit, with Bank agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Financing Agreement.

Section 3.12           Commercial Tort Claims.  Subject to Permitted Liens, if Debtor shall at any time hold or acquire a commercial tort claim other than the commercial tort claims identified on Schedule 5.7 as it exists on the date hereof (collectively, the “Existing Commercial Tort Claims”), which future commercial tort claim(s) could reasonably be expected to have a value in excess of $100,000 individually or $250,000 in the aggregate, Debtor shall immediately notify Bank in a writing signed by Debtor of the particulars thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.  Notwithstanding the foregoing, it is specifically understood and agreed that Bank is at all times entitled to require a perfected security interest in the Existing Commercial Tort Claims (other than the Prime Broker Litigation), and Debtor agrees to take all actions reasonably requested by Bank that are necessary or desirable for the purpose of creating, maintaining and perfecting such security interest.  Notwithstanding anything else in this Agreement, this Agreement does not grant any security or other interest in the Prime Broker Litigation.

ARTICLE 4.

POWER OF ATTORNEY.

Section 4.1             Grant of Power.  Without limiting any other provision of this Agreement, Debtor does hereby make, constitute and appoint Bank (or any officer or agent of Bank) as Debtor’s true and lawful attorney-in-fact, with full power of substitution, which appointment may only be exercised and enforced by Bank following the occurrence and during the continuation of an Event of Default, in the name of Debtor or in the name of Bank or otherwise, for the use and benefit of Bank, but at the cost and expense of Debtor, (i) to indorse the name of Debtor on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of Bank or any Affiliate of Bank in full or part payment of any of the Obligations; (ii) to sign and indorse the name of Debtor on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of Debtor’s rights therein; (iii) to file financing statements pursuant to the Uniform Commercial Code and other notices appropriate under applicable law as Bank deems necessary to perfect, preserve, and protect Bank’s rights and interests under this Agreement; (iv) to take any action, and to sign on behalf of Debtor any document, instrument or agreement, necessary to maintain the domain name(s) of Debtor; (v) to execute on behalf of Debtor any documents, instruments or agreements necessary to transfer registration of such domain name(s) to Bank or its designee; (vi) to obtain the insurance referred to in Section 10.14 of the Financing Agreement and indorse any drafts and cancel any insurance so obtained by Bank; (vii) to give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to Debtor may be delivered directly to Bank; and (viii) subject to Permitted Liens, to do any and all things necessary or desirable to perfect Bank’s security interest in, and Lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement.

Section 4.2             Duration; Ratification of Acts.  This power of attorney, being coupled with an interest, will be irrevocable until this Agreement is terminated in accordance with Article 7 hereof.  Debtor ratifies and approves all acts of such attorney, and neither Bank nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  Debtor will execute and deliver promptly to Bank all instruments necessary or desirable, as determined in Bank’s discretion, to further Bank’s exercise of the rights and powers granted it in this Section 4.

ARTICLE 5.

WARRANTIES AND REPRESENTATIONS.

To induce Bank to make the Loans and other extensions of credit pursuant to the Loan Documents, Debtor represents to Bank that the following statements are true as of the date hereof and will be true as of any future date on which an advance or extension of credit is made under the Financing Agreement:

Section 5.1             Jurisdiction of Organization; Places of Business, etc.  Debtor’s (a) jurisdiction of organization is the jurisdiction identified on Schedule 5.1, (b) exact legal name is as set forth in the first paragraph of this Agreement, (c) chief executive office and principal place of business are set forth on Schedule 5.1, (d) offices or locations where Debtor keeps the Collateral (except for inventory in transit) or conducts any of its business (together with a statement of whether such location is owned or occupied by Debtor, or is a location at which Collateral is maintained with a third-party) are listed on Schedule 5.1, (e) federal tax identification number is identified on Schedule 5.1, and (f) organizational identification number in its jurisdiction of organization is identified on Schedule 5.1.

Section 5.2             Prior Locations Of Collateral.  Except for inventory in transit, none of the inventory or equipment constituting any material portion of the Collateral is at any location other than those locations set forth on Schedule 5.1.

Section 5.3             Names.  All trade names, assumed names, fictitious names and other names used by Debtor during the five year period preceding the date of this Agreement are set forth on Schedule 5.3, and Debtor has not, during the preceding five year period, except as may be set forth on Schedule 5.3, acquired any of its assets in any bulk transfer.

Section 5.4             Investment Property.  Except as set forth on Schedule 5.4, Debtor has no rights, titles or interests in, or with respect to, any investment property.

Section 5.5             Letter-of-Credit Rights.  Except as set forth on Schedule 5.5, Debtor has no rights, titles or interests in, or with respect to, any letters of credit.

Section 5.6             Electronic Chattel Paper.  Except as set forth on Schedule 5.6, Debtor has no rights, titles or interests in, or with respect to, any electronic chattel paper.

Section 5.7             Commercial Tort Claims.  Except as set forth on Schedule 5.7, Debtor has no rights, titles or interests in, or with respect to, any commercial tort claims.

Section 5.8             Instruments.  Except as set forth on Schedule 5.8, Debtor has no rights, titles or interests in, or with respect to, any instruments, including promissory notes.

Section 5.9             Copyrights, Patents, Trademarks and Licenses.  Set forth on Schedule 5.9 are all registered Copyrights, Patents and Trademarks, and all Licenses, owned by Debtor in its own name as of the date hereof.  To the best of Debtor’s knowledge, each such Copyright, Patent and Trademark of Debtor that is material to the Debtor’s business (a) is valid, subsisting, unexpired, enforceable, (b) has not been abandoned, and (c) is not subject to any holding, decision or judgment rendered by any Governmental Authority which would limit, cancel or question the validity of such Copyright, Patent or Trademark, and no action or preceding is pending which could result in any such holding, decision or judgment.  Except for Permitted Liens or as set forth in Schedule 5.9, none of such Copyrights, Patents and Trademarks that is material to the Debtor’s business is the subject of any licensing or franchise agreement.  Except for Permitted Liens, Debtor has not made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of Debtor hereunder.

Section 5.10           State of Title.  Debtor has good and indefeasible title to, and ownership of, the Collateral, free and clear of all Liens except to the extent, if any, of the Permitted Liens.

Section 5.11          Priority.  Upon the filing of financing statements with the Debtor’s jurisdiction of organization identified on Schedule 5.1, the security interests granted to the Bank hereunder will constitute first priority security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject to Permitted Liens.

ARTICLE 6.

COLLATERAL COVENANTS.

Until this Agreement is terminated in accordance with Article 7 hereof, Debtor will:

Section 6.1            Claims Against Collateral.  Maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except to the extent, if any, of the Permitted Liens, and Debtor will defend or cause to be defended the Collateral against all of the claims and demands of all Persons whomsoever which could reasonably be expected to materially adversely affect the value of, the Debtor’s title to, or Bank’s right or interest in, the Collateral (except to the extent, if any, of the Permitted Liens).

Section 6.2            Notice of Change in Place of Business; Names, etc.  (a) Give Bank’s counsel, Briggs and Morgan, P.A., 2200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402 Attention: Michael D. Gordon, at least 30 Business Days advance notice in writing of any change in Debtor’s (i) chief executive office, principal place of business, or (ii) exact legal name as set forth in the first paragraph of this Agreement, or (iii) the adoption by Debtor of any trade names, assumed names or fictitious names in addition to those set forth on Schedule 5.3, and (b) not, without the prior written consent of Bank, change Debtor’s jurisdiction of organization.

Section 6.3            Notice of Governmental or Foreign Accounts.  Promptly notify Bank in writing of any account or contract having a value in excess of $100,000 individually or $500,000 in the aggregate with respect to which the account debtor or counterparty is (a) the United States of America or any state, city, county or other governmental authority or any department, agency or instrumentality of any of them, or any foreign government or instrumentality thereof, or (b) a business which is located in a foreign country (other than Canadian provinces acceptable to Bank).

Section 6.4            Notice of Adverse Information.  Immediately notify Bank in writing of any information which Debtor has received with respect to the Collateral which may with reasonable certainty materially and adversely affect the value thereof or the rights of Bank with respect thereto.

Section 6.5            Equipment.  Maintain the equipment in good operating condition and repair, ordinary wear and tear excepted, make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Bank of any additions to or, subject to the terms of the Financing Agreement, deletions from the equipment that could reasonably be expected to materially adversely affect Bank’s right or interest in the Collateral or the aggregate realizable value thereof.  Debtor will not permit any of the equipment to become a fixture to real property not mortgaged to Bank or an accession to other personal property not constituting part of the Collateral to the extent that Bank’s right or interest in the Collateral or the aggregate realizable value thereof could reasonably be expected to be materially adversely affected.

Section 6.6            Inventory.  Maintain the inventory (in all material respects) in good and salable condition and will handle, maintain and store the inventory in a safe and careful manner in accordance with all applicable laws, rules, regulations, ordinances and governmental orders.

Section 6.7            Insurance.  Insure the Collateral in accordance with the terms of the Financing Agreement.

Section 6.8            [Intentionally Omitted].

Section 6.9            No Liens.  Not create or permit to be created or to exist any Lien on any of the Collateral except to the extent, if any, of the Permitted Liens.

ARTICLE 7.

TERM.

Subject to Section 11.6 below, this Agreement will terminate on the later to occur of (a) the full and indefeasible performance, payment and satisfaction of the Obligations, or (b) the termination of the Financing Agreement.  Upon any such termination, the Bank will, at the Debtor’s expense, execute and deliver to the Debtor such documents (including, without limitation, UCC-3 termination statements) as the Debtor shall reasonably request to evidence such termination.

ARTICLE 8.

BANK’S RIGHTS AND REMEDIES.

Section 8.1            Remedies.  On the occurrence of an Event of Default and after the lapse of any applicable period of cure provided in Section 12.2 of the Financing Agreement, Bank may immediately, at any time, while such Event of Default is continuing, take any one or more of the following actions, without notice, demand or legal process of any kind (except as may be required by law), all of which Debtor waives to the fullest extent permitted by law:

(a)           proceed to enforce payment of the Obligations and to exercise all of the rights and remedies afforded to Bank by the Code, the Uniform Commercial Code as in effect in any jurisdiction, under the terms of the Loan Documents and by law and in equity provided, including those set forth below in this Section 8.1;

(b)           take possession of the Collateral and maintain such possession on Debtor’s premises at no cost to Bank, or remove the Collateral, or any part thereof, to such other place(s) as Bank may desire;

(c)           enter on any premises on which the Collateral, or any part or records thereof, may be situated and remove the same therefrom, for which action Debtor will not assert against Bank any claim for trespass, breach of the peace or similar claim and Debtor will not hinder Bank’s efforts to effect such removal;

(d)           require Debtor, at its cost, to assemble the Collateral and make it available at a place designated by Bank;

(e)           collect, compromise, take, sell or otherwise deal with the Collateral and proceeds thereof in its own name or in the name of Debtor, including (i) bringing suit on any one or more of the accounts, chattel paper, instruments, documents, leases or other agreements (collectively, “Contracts”) in the name of Debtor or Bank, and exercise all such other rights respecting the Contracts, in the name of Debtor or Bank, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any Contract and issue credits in the name of Debtor or Bank, and including proceeding against any collateral or security provided in respect of any Contract, and (ii) bringing suit on any one or more of the general intangibles, in the name of Debtor or Bank, and exercise all such other rights respecting the general intangibles, including the right to accelerate or extend the time of payment, settle, release in whole or in part any amounts owing on any general intangible and issue credits in the name of Debtor or Bank, and including proceeding against any collateral or security provided in respect of any general intangible;

(f)            sell part or all of the Collateral at public or private sale(s), for cash, upon credit or otherwise, at such prices and upon such terms as Bank deems advisable, at Bank’s discretion, and Bank may, if Bank deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale, and without being obligated to make any sale of the Collateral regardless of notice of sale having been given;

(g)           to the extent Bank has not so acted or is currently so acting pursuant to the other terms of this Agreement, notify Debtor’s customers, account debtors and any other Persons (i) obligated on the Collateral to make payment or otherwise render performance to or for the benefit of Bank and (ii) that, without limiting the generality of clause (i), the Contracts and general intangibles have been assigned to Bank and that payments should be made directly to Bank;

(h)           require Debtor, using such form as Bank may approve, to notify Debtor’s customers, account debtors and any other Persons, and to indicate on all of Debtor’s correspondence to such customers, account debtors and other Persons, that the Contracts and general intangibles must be paid to Bank directly;

(i)            sign any indorsements, assignments or other writings of conveyance or transfer in connection with any disposition of the Collateral;

(j)            sell, assign, transfer or otherwise dispose of all or any part of the Collateral in any manner permitted by law and do any other thing and exercise any other right or remedy which Bank may, with or without judicial process, do or exercise under applicable law, and in any such sale Bank may sell, assign, transfer or otherwise dispose of all or any part of the Collateral without giving any warranties and Bank may specifically disclaim any warranties of title and the like;

(k)           apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Bank to enforce its rights and remedies under this Agreement and, as applicable, the other Loan Documents in order to manage, protect, preserve, and sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of Debtor, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations until a sale or other disposition of such Collateral is finally made and consummated;

(l)            enforce the obligations of an account debtor or other Person obligated on collateral and exercise the rights of the debtor with respect to the obligation of the account debtor or other Person obligated on collateral to make payment or otherwise render performance to Debtor, and with respect to any property that secures the obligations of the account debtor or other Person obligated on collateral, in any case directly or through collection agencies or other collection specialists; and

(m)          without limiting the provisions of Section 2.2, apply (or instruct another Person to apply) to the Obligations the balance of any deposit account that is part of the Collateral.

Debtor acknowledges that portions of the Collateral could be difficult to preserve and dispose of and be further subject to complex maintenance and management.  Accordingly, Bank, in exercising its rights under this Section 8.1, shall have the widest possible latitude to preserve and protect the Collateral and Bank’s security interest in and Lien thereon.  Moreover, Debtor acknowledges and agrees that Bank shall have no obligation to, and Debtor hereby waives to the fullest extent permitted by law any right that it may have to require Bank to, (x) clean up or otherwise prepare any of the Collateral for sale, (y) pursue any Person to collect any of the Obligations, or (z) exercise collection remedies against any Persons obligated on the Collateral.  Bank’s compliance with applicable local, state or federal law requirements, in addition to those imposed by the Uniform Commercial Code, in connection with a disposition of any or all of the Collateral will not be considered to adversely affect the commercial reasonableness of any disposition of any or all of the Collateral under the Uniform Commercial Code.

Section 8.2            Notice of Disposition; Allocations.  If any notice is required by law to effectuate any sale or other disposition of the Collateral, (a) Bank will give Debtor written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof will be made, and at any such public or private sale, Bank may purchase all or any of the Collateral, and (b) Bank and Debtor agree that such notice will not be unreasonable as to time if given in compliance with this Agreement ten days prior to any sale or other disposition.  The proceeds of the sale will be applied first to all costs and expenses of such sale including Attorneys’ Fees and other costs and expenses, and second to the payment of all Obligations in the manner and order determined by Bank in its discretion.  Debtor shall remain liable to Bank for any deficiency.  Unless otherwise directed by law, Bank will return any excess to Debtor.

Section 8.3            Payment of Expenses.  Debtor shall pay to Bank or cause to be paid to Bank, on its demand, all costs and expenses, including court costs, Attorneys’ Fees and costs of sale, incurred by Bank in exercising any of its rights or remedies hereunder, all of which constitute part of the Obligations and are secured by the Collateral.

ARTICLE 9.

INDEMNIFICATION.

In consideration of the execution and delivery of the Financing Agreement and the making of any Loan to Borrower, Debtor will indemnify and hold Bank and Bank’s directors, Affiliates, and agents (for the purposes of this Article 9 each is an “Indemnified Party”) harmless from and against any and all claims, losses, obligations and liabilities arising out of or resulting from any or all of (a) this Agreement and the Guaranty and (b) the transactions contemplated by this Agreement and/or the Guaranty (including enforcement of this Agreement and/or the Guaranty), except for claims, losses or liabilities to the extent resulting from an Indemnified Party’s gross negligence or willful misconduct.  The indemnification provided for in this Article 9 is in addition to, and not in limitation of, any other indemnification or insurance provided by Debtor to Bank.

ARTICLE 10.

NOTICE.

Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with the Guaranty.

ARTICLE 11.

GENERAL.

Section 11.1          Severability.  If any term of this Agreement is found invalid under Minnesota law or other laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

Section 11.2          GOVERNING LAW.  THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REGARD TO MINNESOTA CONFLICTS OF LAW PRINCIPLES).

Section 11.3          WAIVER OF JURISDICTION.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTENDING OR CONTINUING TO EXTEND CREDIT TO BORROWER, DEBTOR AND BANK AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, ITS VALIDITY OR PERFORMANCE AND WITHOUT LIMITATION ON THE ABILITY OF BANK, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE OBLIGATIONS AND THE EXERCISE OF ALL OF BANK’S RIGHTS AGAINST DEBTOR WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF DEBTOR, INCLUDING DISPOSITIONS OF THE COLLATERAL, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT MINNEAPOLIS, MINNESOTA.  BANK AND DEBTOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT MINNEAPOLIS, MINNESOTA HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO DEBTOR AND BANK AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THE GUARANTY OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF MINNESOTA.  DEBTOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Section 11.4          Survival and Continuation of Representations and Warranties.  All of Debtor’s representations and warranties contained in this Agreement shall (a) survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, and (b) remain true until the Obligations are fully performed, paid and satisfied and are made by Debtor with the same effect as though the representations and warranties had been made again on, and as of, each day on which an advance or extension of credit is made under the Financing Agreement, subject to such changes as may not be prohibited hereby, do not constitute Events of Default, or have been consented to by Bank in writing.

Section 11.5          Bank’s Additional Rights Regarding Collateral.  All of the Obligations shall constitute one obligation secured by all of the Collateral.  In addition to Bank’s other rights and remedies under the Loan Documents, Bank may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default: (a) exchange, enforce, waive or release any of the Collateral or portion thereof, (b) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Bank may, from time to time, in each instance determine, and (c) settle, compromise, collect or otherwise liquidate any such security in any manner without affecting or impairing its right to take any other further action with respect to any security or any part thereof.

Section 11.6          Application of Payments; Revival of Obligations.  Bank shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations.  To the extent Debtor makes a payment or payments to Bank or Bank receives any payment or proceeds of the Collateral or any other security for Debtor’s benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment(s) or proceeds had not been received by Bank.

Section 11.7          Additional Waivers by Debtor.  Debtor hereby covenants that this Agreement will not be discharged except by complete performance of the obligations contained in this Agreement.  Debtor waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of, and reliance on, this Agreement.  Debtor further waives all (a) notices of the existence, creation or incurring of new or additional Obligations arising either from additional loans extended to Borrower or otherwise, (b) notices of default and notices that the principal amount, or any portion thereof (and any interest thereon), of the Loans or any of the other Obligations is due, (c) notices of any and all proceedings to collect from Borrower, any indorser or any other obligor of all or any part of the Obligations, or from anyone else, (d), to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Bank to secure payment of all or any part of the Obligations, and (e) defenses based on suretyship or impairment of collateral.  Debtor shall also assert no claim against Bank on any theory of liability for consequential, special, indirect or punitive damages.

Section 11.8          Equitable Relief.  Debtor recognizes that, in the event Debtor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Bank; therefore, Debtor agrees that Bank, if Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.9          Entire Agreement; Counterparts; Fax Signatures.  This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof.  Any request from time to time by Debtor for Bank’s amendment, modification or waiver of any provision in the Loan Documents must be in writing, and any consent to be provided by Bank under the Loan Documents from time to time must be in writing in order to be binding on Bank; however, Bank will have no obligation to provide or agree to any amendment, modification or waiver requested by Debtor, and Bank may, for any reason in its discretion exercised in good faith, elect to deny any such request.  The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by Debtor and Bank, and any such amendment, waiver or modification shall be binding upon Bank and Debtor.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  Any signed or otherwise authenticated documents delivered by digital transmission (i) may be relied on as if the document were a manually signed original and (ii) will be binding for all purposes of the Loan Documents.

Section 11.10       Headings.  Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

Section 11.11       Cumulative Remedies.  The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.  Exercise of one or more remedy(ies) by Bank does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy.

Section 11.12       Waivers and Amendments in Writing.  Failure by Bank to exercise any right, remedy or option under this Agreement or in any Loan Documents or delay by Bank in exercising the same shall not operate as a waiver by Bank of its right to exercise any such right, remedy or option.  No waiver by Bank shall be effective unless it is in writing and then only to the extent specifically stated.  This Agreement cannot be amended, modified, changed or terminated orally.

Section 11.13       Recourse to Directors or Officers.  The obligations of Bank under this Agreement are solely the corporate obligations of Bank.  No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, or director of Bank.

Section 11.14       Assignment.  Bank shall have the right to assign this Agreement and the other Loan Documents to the extent permitted under Section 15.5 of the Financing Agreement.  Debtor may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, and any such assignment, transfer or other disposition without Bank’s written consent shall be void.  All of the rights, privileges, remedies and options given to Bank under the Loan Documents shall inure to the benefit of Bank’s successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of Debtor and Bank, respectively.

Section 11.15       Conflict.  If there is any conflict, ambiguity, or inconsistency, in Bank’s judgment, between the terms of this Agreement and any of the other Loan Documents, then the applicable terms and provisions, in Bank’s judgment, providing Bank with greater rights, remedies, powers, privileges, or benefits will control.

Section 11.16       WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND EXTENDING OR CONTINUING TO EXTEND CREDIT TO BORROWER, DEBTOR AND BANK EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND DEBTOR.

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signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by Debtor as of the date first above written.

,
a Utah corporation

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:
Name: Ronald Giblin
Title: Vice President

[Signature page to Security Agreement]